EXHIBIT 10.5

ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following Option to purchase Common Stock of ATHEROS COMMUNICATIONS, INC. (the “Company”) under the Company’s 2004 Stock Incentive Plan (the “Plan”) on the following terms and pursuant to such other terms and conditions as are set forth in the Stock Option Agreement, including special terms and conditions, applicable to all Optionees outside of the United States, contained in the appendix thereto (the “Appendix”), as well as any country-specific terms and conditions for your country in the Appendix. Certain capitalized terms used, but not defined in this Notice of Stock Option Grant are defined in the Plan.

Name of Optionee:	[Name of Optionee]

Total Number of Option Shares Granted:	[Total Number of Shares]

Type of Option:	☐ Incentive Stock Option ☐ Nonstatutory Stock Option

Exercise Price Per Share:	$

Grant Date:	[Date of Grant]

Vesting Commencement Date:	[Vesting Commencement Date]

Vesting Schedule:	[Vesting Schedule]

Expiration Date:	[Expiration Date] This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

ATHEROS COMMUNICATIONS, INC.

NOTICE OF STOCK OPTION GRANT

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the term and conditions of the Plan and the Stock Option Agreement (the “Agreement”), including the Appendix, all of which are attached to and made a part of this document.

By signing this document, you further agree that the Company may deliver by email or by other electronic means all documents relating to current or future participation in the Plan or this Option (including, without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by email.

OPTIONEE:	ATHEROS COMMUNICATIONS, INC.

By:
Optionee’s Signature
	Title:	Vice President and CAO
Optionee’s Printed Name

ATHEROS COMMUNICATIONS, INC.

NOTICE OF STOCK OPTION GRANT

ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Tax Treatment	This Option is intended to be an incentive stock option under Section 422 of the U.S. Internal Revenue Code or a nonstatutory option, as provided in the Notice of Stock Option Grant. Even if this Option is designated as an incentive stock option, it shall be deemed to be a nonstatutory option to the extent required by the $100,000 annual limitation under Section 422(d) of the U.S. Internal Revenue Code.

Vesting

This Option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. This Option will in no event become exercisable for additional Shares after your active Service has terminated for any reason.

If you are outside of the United States, please see clause (n) of the “Nature of Grant” section in the Appendix for additional information.

Term	This Option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the Notice of Stock Option Grant (fifth anniversary for a more than 10% stockholder as provided under the Plan if this is an incentive stock option). This Option may expire earlier if your Service terminates, as described below.

Regular Termination	If your Service terminates for any reason except death or “Total and Permanent Disability” (as defined in the Plan), then this Option will expire at the close of business at Company headquarters on the date three (3) months after the date your active Service terminates (or, if earlier, the Expiration Date). The Committee has exclusive discretion to determine when your Service terminates for all purposes of the Plan and its determinations are conclusive and binding on all persons.

Death	If you die, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date). During that period of up to 12 months, your estate or heirs may exercise the Option.

Disability	If your Service terminates because of your Total and Permanent Disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date).

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. Subject to applicable law, your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then, to the extent permitted by applicable law, the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then, to the extent permitted by applicable law, the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise	The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The inability of the Company to obtain approval from any U.S. or foreign regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of the Company Stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Company Stock as to which such approval shall not have been obtained. However, the Company shall make reasonable efforts, as determined by the Company in its sole discretion, to obtain such approval.

Notice of Exercise	When you wish to exercise this Option, you must notify the Company by completing the attached “Notice of Exercise of Stock Option” form and filing it with the Human Resources Department of the Company. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered. The notice will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the Option Exercise Price for the Shares you are purchasing. Payment may be made in the following form(s):

• Your personal check, a cashier’s check or a money order.

•     By delivering, on a form approved by the Committee, an irrevocable direction to a securities broker approved by the Company to sell all or part of your Option Shares and to deliver to the Company from

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT

the sale proceeds in an amount sufficient to pay the Option Exercise Price and any Tax-Related Items (as defined below). The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

Only for Optionees in the United States, the following additional payment methods are available:

•     Certificates for Shares that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Option Exercise Price. Instead of surrendering Shares, you may attest to the ownership of those Shares on a form provided by the Company and have the same number of Shares subtracted from the Option Shares issued to you. However, you may not surrender, or attest to the ownership of Shares in payment of the Exercise Price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

•     Irrevocable directions to a securities broker or lender approved by the Company to pledge Option Shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Option Exercise Price and any Tax-Related Items (as defined below). The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

Notwithstanding the foregoing, payment may not be made in any form that is unlawful or administratively impracticable, as determined by the Company in its sole discretion.

Withholding Taxes and Stock Withholding	Regardless of any action the Company or your actual employer (if a Parent, Subsidiary, or Affiliate) (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, without limitation, the grant, vesting, or exercise of this Option, the issuance of Shares pursuant to an exercise of this Option, the subsequent sale of Shares acquired pursuant to such issuance, and the receipt of any dividends; and (b) do not

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT

commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Furthermore, if you have become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(1)    withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; or

(2)    withholding from the proceeds of the sale of Shares acquired upon exercise of this Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(3)    withholding in Shares to be issued upon exercise of this Option.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares for which the Option was exercised, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT

Restrictions on Resale	By signing this Agreement, you agree not to sell any Option Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale (e.g., a lock-up period after the Company goes public). This restriction will apply as long as you are an Employee, Consultant, or Outside Director.

Transfer of Option

In general, only you can exercise this Option prior to your death. You cannot transfer or assign this Option, other than as designated by you by will or by the laws of descent and distribution, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.

However, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then, to the extent permitted under applicable law, the “Committee” (as defined in the Plan) may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.

In addition, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then, to the extent permitted under applicable law, the Committee may, in its sole discretion, allow you to transfer this Option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights.

The Committee will allow you to transfer this Option only if such transfer is permitted under applicable law and both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

No Advice Regarding Award	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying

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STOCK OPTION AGREEMENT

Shares. You are hereby advised to consult with your personal tax, legal, and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Retention Rights	Neither your Option nor this Agreement gives you the right to be retained by the Company or a Parent, Subsidiary, or Affiliate in any capacity. The Company and any Parent, Subsidiaries, and/or Affiliates reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this Option by giving the required notice to the Company and paying the Exercise Price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company Stock, the number of Shares covered by this Option and the Exercise Price per Share may be adjusted pursuant to the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions). For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts for United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Severability	The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.

Appendix	Notwithstanding any provisions in this Agreement, if you are outside of the United States, this Option shall be subject to any special terms and conditions set forth in the Appendix that apply generally outside of the United States, as well as special country-specific terms and conditions set forth in the Appendix that apply for your country. Moreover, if you relocate to a country outside of the United States and/or another country included in the Appendix, the special terms and conditions in the Appendix, including any special terms and conditions for such country, will apply to you, to the extent that the Committee determines that the application of such terms is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT

Imposition of Other Requirements	The Company reserves the right to impose other requirements on your participation in the Plan, on this Option, and on any Shares acquired under the Plan, to the extent that the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan, and to require you to sign any additional documents or undertakings that may be necessary to accomplish the foregoing.

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. All capitalized terms that are used, but not defined in this Agreement shall have the meanings assigned to them in the Plan or the Notice of Stock Option Grant. This Agreement, including the Appendix, and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Agreement, including the Appendix, may be amended only by another written agreement, signed by both parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,

YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED IN THE PLAN AND IN THIS AGREEMENT (INCLUDING IN THE APPENDIX

IF YOU ARE OUTSIDE OF THE UNITED STATES).

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT

APPENDIX TO

ATHEROS COMMUNICATIONS, INC.

2004 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

(For Optionees Outside of the United States)

This Appendix includes special terms and conditions governing this Option, which apply to all Optionees outside of the United States. In addition, this Appendix includes additional country-specific terms and conditions that govern this Option if you are subject to the laws of any of the countries identified below. All capitalized terms that are used, but not defined, in this Appendix, the Notice of Stock Option Grant, or the Agreement shall have the meanings assigned to them in the Plan.

Special Terms and Conditions Applicable to All Optionees Outside of the United States

Nature of Grant	In accepting this Option, you acknowledge, understand, and agree that:

(a)	the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended, or terminated by the Company at any time;

(b)	the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

(c)	all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;

(d)	your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your Service at any time;

(e)	your participation in the Plan is voluntary;

(f)	this Option and the Shares covered by this Option are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of your employment contract, if any;

(g)	this Option and the Shares covered by this Option are not intended to replace any pension rights or compensation;

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT

(h)	this Option and the Shares covered by this Option are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no even should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Parent, Subsidiary, or Affiliate;

(i)	this Option and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Parent, Subsidiary, or Affiliate;

(j)	the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(k)	If the Shares covered by this Option do not increase in value, this Option will have no value;

(l)	If you exercise this Option and receive Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price per Share;

(m)	no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from termination of your employment by the Company or the Employer (for any reason whatsoever and regardless of whether in breach of local labor laws), and, in consideration for this Option, to which you otherwise are not entitled, you irrevocably agree never to institute any claim against the Company or the Employer, waive your ability, if any, to bring any such claim, and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(n)	in the event of termination of your Service (regardless of whether in breach of local labor laws), your right to vest in this Option under the Plan, if any, will terminate and your post-termination right to exercise this Option (if any) will be calculated effective as of the date that you no longer are actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when you no longer are actively employed for purposes of this Option; and

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT

(o)	this Option and the benefits under the Plan, if any, will not transfer automatically to another company in the case of a merger, takeover, or transfer of liability.

Data Privacy	You hereby explicitly and unambiguously consent to the collection, use, and transfer, in electronic or other form, of your personal data as described in the Agreement, including this Appendix, and any other Option grant materials by and among, as applicable, the Employer, the Company, and any Parent, Subsidiary, or Affiliate for
the exclusive purposes of implementing, administering, and managing your participation in the Plan.

Your understand that the Company and the Employer may hold certain personal information about you, including, without limitation, your name, home address, and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in your favor, for the exclusive purposes of implementing, administering, and managing the Plan (“Data”).

You understand that Data will be transferred to E*Trade Financial Services, Inc., or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, E*Trade Financial Services, Inc., and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering, and managing the
Plan to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering, and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer, and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT

Language	If you received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT

Country-Specific Special Terms and Conditions

Canada

Termination Period: The following replaces clause (n) of the “Nature of Grant” section in the Appendix:

in the event of termination of your Service (regardless of whether in breach of local labor laws), your right to vest in this Option under the Plan, if any, will terminate and your post-termination right to exercise this Option (if any) will be calculated effective as of the earlier of (1) the date on which you receive notice of termination of your Service, or (2) the date on which you no longer are actively employed, and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when you no longer are actively employed for purposes of this Option;

The following provisions apply if you are in Quebec:

Consent to Receive Information in English

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given, or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy: The following supplements the “Data Privacy” section in the Appendix:

You hereby authorize the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. You further authorize the Company, the Employer and/or any Parent, Subsidiary, or Affiliate to disclose and discuss such information with their advisors. You also authorize the Company, the Employer and/or any Parent, Subsidiary, or Affiliate to record such information and to keep such information in your employment file.

China	Form of Payment: The following supplements the “Form of Payment” section of the Agreement: Due to legal restrictions in China, you may exercise this Option only by

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT

delivering, on a form approved by the Committee, an irrevocable direction to a securities broker approved by the Company to sell all of your Option Shares (a “cashless sell-all exercise”) and to deliver to the Company from the sale proceeds in an amount sufficient to pay the Option Exercise Price and any Tax-Related Items and applicable transaction fees or commissions. The balance of the cash proceeds, if any, will be delivered to you. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

Exchange Control Restriction

Unless you are not a PRC national, due to exchange control laws and regulations in China, you will be required immediately to repatriate to China the sale proceeds from the cashless sell-all exercise described above. You further understand that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or a Subsidiary or Affiliate, expressly for this purpose. By accepting this Option, you agree that any sale proceeds from the sale of Shares at exercise may be transferred to such special account prior to being delivered to you. You further agree to comply with any other requirements that the Company may impose in the future in order to facilitate compliance with exchange control requirements in China. You acknowledge that, if the cash proceeds are paid in local currency, the Company is under no obligation to secure any particular currency exchange conversion rate. Furthermore, compliance with local exchange control laws and regulations may delay the conversion of cash proceeds into local currency. You agree that, if the conversion of the cash proceeds into local currency is delayed, you shall bear the risk of any currency exchange conversion rate fluctuation between the date on which your Option Shares are sold and the date of conversion of the sale proceeds into local currency.

Finland	There are no special terms and conditions.

France

Option Not Tax-Qualified

You understand that this Option is not intended to qualify for French favorable tax and social security treatment.

Consent to Receive Information in English

By accepting the grant of this Option and the Agreement, which provides for the terms and conditions of this Option, you confirm having read and understood the documents relating to this grant, which were provided to you in English. You accept the terms of those documents accordingly.

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STOCK OPTION AGREEMENT

En acceptant cette option d’achat d’actions et ce contrat qui contient les termes et conditions de cette option d’achat d’actions, vous confirmez avoir lu et compris les documents relatifs à cette attribution qui vous ont été transmis en langue anglaise. Vous acceptez ainsi les conditions et termes de ces documents.

Germany	There are no special terms and conditions.

Hong Kong

SECURITIES WARNING

This Option and any Shares issued upon exercise do not constitute a public offering of securities under Hong Kong law and are available only to Employees, Outside Directors, and Consultants of the Company or a Parent, Subsidiary, or Affiliate. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. These documents have not been reviewed by any regulatory authority in Hong Kong. This Option and related documents are intended solely for the personal use of each Employee, Outside Director, and/or Consultant (as applicable) and may not be distributed to any other person. If you do not understand the contents of the Agreement, including this Appendix, and/or the Plan, you are advised to obtain independent professional advice.

India

Form of Payment: The following supplements the “Form of Payment” section of the Agreement:

Due to legal restrictions in India, if you exercise this Option by delivering, on a form approved by the Committee, an irrevocable direction to a securities broker approved by the Company to sell your Option Shares and to deliver to the Company from the sale proceeds in an amount sufficient to pay the Option Exercise Price, any Tax-Related Items, and applicable transaction fees or commissions, you only may do a “cashless sell-all exercise” whereby all of the Shares covered by this Option are sold, and the balance of the cash proceeds, if any, are delivered to you; you may not do a cashless sell-to-cover exercise whereby only a portion of the Shares covered by this Option are sold to pay the Option Exercise Price, any Tax-Related Items, and applicable transaction fees or commissions and the balance of the Option Shares are delivered to you.

Exchange Control Requirements

If you remit funds outside of India to purchase Shares, you must comply with exchange control requirements in India. Proceeds from the sale of Shares must be repatriated to India within 90 days of receipt. You should

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STOCK OPTION AGREEMENT

obtain for your records a foreign inward remittance certificate (“FIRC”) from the bank through which you repatriate the funds, so as to document your compliance with the exchange control requirements. If requested, you must provide a copy of the FIRC to the Employer.

Japan	There are no special terms and conditions.

Korea

Exchange Control Requirements

If you remit funds out of Korea to pay the Option Exercise Price, such remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than one business day to process. The following supporting documents evidencing the nature of the remittance may need to be submitted to the bank, together with the confirmation application: (i) the Notice of Stock Option Grant and Agreement; (ii) the Plan; (iii) a document evidencing the type of shares to be acquired and the amount (e.g., the Notice of Stock Option Grant); and (iv) your certificate of employment. This confirmation is not necessary for cashless exercises because no funds are remitted out of Korea.

Macau	There are no special terms and conditions.

Singapore

Securities Notice

The grant of this Option is being made in reliance on section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”), pursuant to which it is exempt from the prospectus and registration requirements under the SFA.

Director Notification Requirement

If you are a director, associate director, or shadow director of a Singaporean Subsidiary or Affiliate, you must notify the Singaporean Subsidiary or Affiliate in writing within two days of receiving or disposing of an interest (e.g., this Option) in the Company or a Parent, Subsidiary, or Affiliate, or within two days of becoming a director if such an interest exists at the time.

Taiwan

Securities Notice

This offer of the Option and the Shares to be issued pursuant to the Plan is available only for Employees, Consultants, and Outside Directors. It is not a public offer of securities by a Taiwanese company; therefore, it is exempt from registration in Taiwan.

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT

United Kingdom

Joint Election

As a condition of participation in the Plan and the exercise of this Option, you agree to accept any liability for secondary Class 1 National Insurance contributions, which may be payable by the Company and/or the Employer in connection with this Option, and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, you agree to execute a joint election with the Company, the form of such joint election having been approved formally by Her Majesty’s Revenue and Customs (“HMRC”) (the “Joint Election”), and any other required consent or election. You further agree to execute such other joint elections as may be required between you and any successor to the Company or the Employer. You further agree that the Company or the Employer may collect the Employer NICs from you by any of the means set forth in the “Withholding Taxes and Stock Withholding” section of the Agreement.

If you do not enter into a Joint Election prior to the exercise of this Option or if approval of the Joint Election has been withdrawn by HMRC, this Option shall become null and void, without any liability to the Company or the Employer, unless otherwise determined by the Committee in its sole discretion.

Tax Obligations. The following supplements the “Tax Obligations” section of the Agreement:

If payment or withholding of the Tax-Related Items (including the Employer NICs) is not made within ninety (90) days of the event giving rise to the Tax-Related Items or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected Tax-Related Items shall constitute a loan owed by you to the Employer, effective as of the Due Date. You agree that the loan will bear interest at the then-current official rate of HMRC, that it will be immediately due and repayable, and that the Company or the Employer may recover it at any time thereafter by any of the means referred to in the “Withholding Taxes and Stock Withholding” section of the Agreement.

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you shall not be eligible for a loan from the Company to cover the Tax-Related Items. In the event that you are a director or executive officer and Tax-Related Items are not collected from or paid by you by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) (including Employer NICs) will be payable. You understand that you will be responsible for reporting any income tax and NICs (including the Employer NICs) due on this additional benefit directly to HMRC under the self-assessment regime.

ATHEROS COMMUNICATIONS, INC.

STOCK OPTION AGREEMENT